ESCROW AGREEMENT
This Escrow Agreement (the “Agreement”) is dated as of February 20, 2007 and is made by and between The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286 (the “Escrow Agent”) and Gold Run Inc., a Delaware corporation with its principal office at 330 Bay Street, Suite 820, Toronto M5H 2S8, Ontario, Canada (the “Company”).
WHEREAS, the Company intends to offer for sale 8,000,000 shares of its Common Stock, par value $.000001 per share (the “Stock”) in a public offering on an all-or-none basis (the “Offering”); and
WHEREAS, although the Company is self-underwriting the Offering, the Company may still use members of the National Association of Securities Dealers, Inc. and foreign brokers to offer the Stock on behalf of the Company; and
WHEREAS, the Company proposes to engage the Escrow Agent for the purpose of receiving, depositing and holding in a segregated non interest-bearing escrow account all funds wired, and all funds presumed cleared from checks deposited, into the escrow account (the “Proceeds”) from subscribers for the Stock (the “Subscribers”) received in connection with the Offering until such time as such funds are to be released to the Company or returned to the Subscribers; and
WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed subscription and sale of the Stock.
NOW, THEREFORE, it is agreed as follows:

Section 1. Appointment of Escrow Agent
The Company hereby appoints the Escrow Agent as escrow agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, each upon the terms and subject to the conditions set forth in this Agreement.
Section 2. Establishment of Escrow Account
The Escrow Agent shall, prior to the effective date of the Offering, cause to be opened a fully segregated, non-interest-bearing escrow account entitled “Gold Run Inc. Initial Public Offering Escrow Account” (the “Escrow Account”) for the purpose of holding in trust all Proceeds on behalf of the Company and the Subscribers.
Section 3. Deposits
(a) The Escrow Agent shall deposit the Proceeds without interest in the Escrow Account on the terms and conditions of this Agreement. The Proceeds may not be reinvested.
(b) Except as provided herein, the Escrow Agent is not authorized absent the Company’s express written consent to accept instructions under this Agreement from anyone other than the Company.
(c) The Company and/or its designees shall, in connection with all Proceeds received under the Offering, instruct each Subscriber to remit the purchase price in the form of checks or wire transfers payable to the Escrow Agent. Checks shall be payable to “THE BANK OF NEW YORK AS ESCROW AGENT FOR GOLD RUN INC.” and must list the name of the Subscriber and the Subscriber’s address and telephone number on its face. Checks must be certified if remitted during the last five (5) business days of the offering period. Wire transfers shall be made in Federal Funds transferred as follows:
2

The Bank of New York
ABA #021-000-018
Beneficiary: GLA-111/565
Cust A/C #369196
Acct Name: Gold Run IPO Escrow A/C
Wire transfers must be accompanied by the name of the Subscriber and the Subscriber’s address and telephone number. Because the Company is selling the Stock at a price of One Dollar ($1.00) per share in this Offering, all checks and wire transfers must be in the amount of whole integers. The Escrow Agent shall deposit promptly into the Escrow Account all of the Proceeds received in accordance herewith.
(d) The Escrow Agent shall furnish to the Company at least once a week a document indicating the following: (i) the names and addresses of all Subscribers who have tendered funds; (ii) the proceeds that the Escrow Agent has received from each Subscriber, and (iii) how much of the proceeds are held in good funds.
(e) Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent or do not otherwise meet the requirements set forth in Section 3(c) above shall not be deposited but shall instead be forwarded to the Company so that it may contact the Subscriber and take appropriate corrective action.
(f) The Escrow Agent shall notify the Company in the event that the Escrow Agent receives a wire transfer that does not comport with the requirements set forth in Section 3(c) above. If the Escrow Agent does not receive instructions from the Company respecting the disposition of said wire prior to the close of business on the second business day after notifying the Company of receipt of said wire, then the Escrow Agent shall return the funds to the prospective Subscriber.
3

Section 4. Rejection of Subscriptions
Since any subscriptions shall relate to the offering of the Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission, it will be presumed that all subscriptions received by the Escrow Agent will be acceptable to the Company. The Escrow Agent shall furnish to the Company at least once a week a list containing the names and addresses of Subscribers and the number of shares subscribed for by each Subscriber. The number of shares subscribed for by each Subscriber is equal to the number of dollars that each Subscriber remitted. To the extent that any Subscriber is not a resident of a state in which the Stock has been qualified for sale or in which there is an exemption from qualification available, the Company shall have the right to reject such subscription. With respect to each subscription which is rejected, the Company will notify the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will within three (3) business days, assuming the Subscriber’s funds have cleared, issue a check in the amount of the rejected Subscriber’s subscription directly to the rejected Subscriber.
Section 5. Disbursements from Proceeds
(a) If subscriptions for 8,000,000 shares of Stock have not been deposited in the Escrow Account and accepted by the Company on or before (i) sixty (60) days after the effective date of the Offering, if the Company has not extended the offering period by up to an additional thirty (30) days; or (ii) in the event that the Company has extended the offering period beyond sixty (60) days, the date on which any such extension of the offering period will end, such date not being more than ninety (90) days after the effective date of the Offering; or (iii) the date upon which the Company elects to terminate the Offering (the “Termination Date”), then upon instruction by the Company as to the amounts and recipients of the funds then being held in escrow, the Escrow Agent shall terminate the Escrow Account and return the subscription funds to each Subscriber within three (3) business days thereafter. In the event that the Company elects to extend the offering period beyond sixty (60) days after the effective date of the Offering, then the Company must notify the Escrow Agent not later than the fifty-fifth (55th) day after the effective date of the Offering of the period of any such extension.
4

(b) Once subscriptions for 8,000,000 shares of Stock have been deposited into the Escrow Account, and upon clearance of $8,000,000.00 in good funds, the Escrow Agent shall in accordance with Section 6 below release to the Company all of the Proceeds held in the Escrow Account.
(c) To the extent that the Company is required to pay any commissions to NASD members or foreign brokers, the Company will pay such commissions from the funds transmitted to it by the Escrow Agent.
Section 6. Procedure for Disbursement from the Escrow Account
The Proceeds held in the Escrow Account shall be subject to and distributed in accordance with the following provisions:
(a) Upon satisfaction of the applicable requirements of this Section 6, the Escrow Agent shall transfer by wire to an account designated by the Company the Proceeds requested to be transferred on such date as may be in a notice executed by the Company.
5

(b) Within three (3) business days of the Termination Date, all Proceeds received by the Escrow Agent shall be returned by check directly to each Subscriber having provided such Proceeds, without deduction, penalty or expense to the Subscriber and without interest. The Escrow Agent shall notify the Company of the distribution of such funds to the Subscribers.
(c) The Escrow Agent does not have any property interest in the funds deposited in the Escrow Account (the “Escrowed Property”) but is serving only as escrow holder and custodian thereof. Upon request, the Company shall pay or reimburse the Escrow Agent for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. This paragraph shall survive the termination of this Escrow Agreement or the resignation of the Escrow Agent.
Section 7. Termination of Escrow
In the event of the release of the Proceeds in accordance with Sections 5 and/or 6 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the Escrowed Property provided for in this Agreement, except for claims that are occasioned by its negligence, bad faith or willful misconduct.
Section 8. Compensation of Escrow Agent.
(a) For its services hereunder, the Escrow Agent shall be entitled to receive from the Company: (i) a fee of $10,000 for escrow setup and maintenance upon the execution and delivery of this Agreement, and (ii) reimbursement for any reasonable out-of-pocket expenses incurred by the Escrow Agent in connection with the services provided in accordance with this Agreement and the Escrow Agent’s fee schedule.
6

(b) The provisions of this Section 8 shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.
Section 9. Responsibilities of Escrow Agent; Notices
(a) The Escrow Agent shall be under no duty to enforce the payment of any subscription for which funds are tendered in connection herewith; provided, however, that the Escrow Agent must inform the Company within three (3) business days in the event that any tendered payment is denied or deemed unpayable.
(b) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement with the Company beyond the specific terms hereof.
(c) The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent and hold it harmless as to any loss, liability, or expense, including reasonable attorney’s fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement.
(d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement and upon signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
7

(e) The Escrow Agent may at any time request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action that the Escrow Agent proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after the Company receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received written instructions from the Company.
(f) The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.
(g) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.
(h) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
(i) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered to the Company if it is in writing, signed by any one of the Escrow Agent’s authorized officers and mailed, by express, registered or certified mail addressed to the Company at :
8

330 Bay Street, Suite 820
Toronto, Ontario
Canada M5H 2S8
Telephone: (416) 363-0151
Facsimile: (416) 364-2292
(j) The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Company, and mailed, by express, registered or certified mail addressed to the Escrow Agent at:
The Bank of New York
101 Barclay St, 8th Floor West
New York, NY 10286
Attn: Insurance Trust & Escrow
Telephone: (212) 815-3224
Facsimile: (212) 815-5875/5877
(k) The Escrow Agent hereby accepts its obligations under this Agreement, and represents and warrants that the Escrow Agent has the power and legal authority to enter into this Agreement and to perform the Escrow Agent’s obligations under this Agreement. The Escrow Agent covenants and agrees that all Escrowed Property shall be identified as being held in escrow in connection with this Agreement. The Escrow Agent further covenants and agrees that all documents and records with respect to the matters subject to and transactions contemplated by this Agreement will be available, upon reasonable written notice, for examination by the Company, the SEC or any state securities authorities.
9

(l) The provisions of this Sections 9 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.
Section 10. Resignation of Escrow Agent; Successor
Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least thirty (30) days written notice thereof. The Company may remove the Escrow Agent at any time by giving at least fifteen (15) days written notice thereof. Within ten (10) days after receiving such notice, the Company shall appoint a successor escrow agent at which time the Escrow Agent shall either (i) distribute as directed by the instructions of the Company the funds held in the Escrow Account, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or (ii) hold such funds pending distribution until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 10 day period, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.
Section 11. Claims Respecting Funds in Escrow
In the event of any dispute or conflicting claims by, between or among the Company and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent that such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity reasonably satisfactory to the Escrow Agent sufficient to hold the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or order as the Escrow Agent may deem necessary.
10

Section 12. Dispute Resolution
Except as otherwise provided in this Agreement and except for ancillary measures in aid of arbitration and for proceedings to obtain provisional remedies and interim relief, including, without limitation, injunctive relief, any controversy, dispute or claim between the parties hereto arising out of or in connection with or relating to this Agreement shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The situs for any arbitration shall be New York City.
Section 13. Extraordinary Expense
(a) It is understood that fees and usual charges agreed upon for the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company, or if there is any modification of this Agreement, or if any controversy arises under this Agreement, or if the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, then the Escrow Agent shall be reasonably compensated for those extraordinary services and shall be reimbursed for all costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.
11

(b) The provisions of this Sections 13 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.
Section 14. Governing Law; Counterparts
This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its provisions respecting conflicts of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each of the Parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. Each Party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.
Section 15. Maintenance of Record.
The Escrow Agent shall maintain accurate records of all transactions hereunder. Within three (3) business days after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours and upon reasonable notice to the Escrow Agent.
12

Section 16. Miscellaneous.
(a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.
(b) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.
(c) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.
(d) The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other party hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(e) No printed or other material in any language which mentions “The Bank of New York” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any party hereto, or on such party’s behalf, without the prior written consent of Escrow Agent; provided, however, that this paragraph shall not apply to the Company’s preliminary or definitive prospectus or any pre- or post-effective amendments thereto.
13

(f) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
(g) The section headings in this Agreement are for the convenience of the parties only, and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties hereto.
GOLD RUN INC.
By:	/s/ John Pritchard
Name: John Pritchard Title: CEO
THE BANK OF NEW YORK as Escrow Agent
By:	/s/ Odell Romeo
Name: Odell Romeo Title: Assistant Vice President
14